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                                                                  EXHIBIT 3a(ii)

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: The Bell Telephone Company of Pennsylvania.
                                     -------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a)     One Parkway    Philadelphia  PA    19102    Philadelphia
          --------------------------------------------------------
     Number and Street      City      State   Zip        County

  (b)     c/o:
          ___________________________________________________________
          Name of Commercial Registered Office Provider       County

     For a corporation represented by a commercial registered office   provider,
     the county in (b) shall be deemed the county in which   the corporation is
     located for venue and official publication   purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law.

4.   The date of its incorporation is:  September 18, 1879.

5.   (Check, and if appropriate complete, one of the following):

      X   The amendment shall be effective upon filing these Articles of
    ----- Amendment in the Department of State.

    _____ The amendment shall be effective on _________________ at
          ______________________________.
          Date                     Hour

6.  (Check one of the following):

      X   The amendment was adopted by the shareholders (or members) pursuant to
    ----- 15 Pa.C.S. (S) 1914(a) and (b).

    _____ The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. (S) 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    _____ The amendment adopted by the corporation, set forth in full, is as follows:
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                                     - 2 -


  THE NAME OF THE CORPORATION HAS BEEN CHANGED TO: BELL ATLANTIC-PENNSYLVANIA, INC.

  _____ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

8.   _____  The restated Articles of Incorporation supersede the original
            Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 11th day of January, 1994.



                         The Bell Telephone Company
                            of Pennsylvania


                         By:  \s\ Robert M. Valentini
                              -----------------------
                              Robert M. Valentini
                              President and Chief
                              Executive Officer